Exhibit 10.14

SECOND AMENDMENT TO ASSET TRANSFER AND LICENSE AGREEMENT

This Second Amendment to Asset Transfer and License Agreement (this “Second Amendment”), dated December 20, 2018, entered into by and between Alkermes Pharma Ireland Limited, a private company limited by shares and incorporated in Ireland (“APIL”), and Recro Gainesville LLC (as successor to DV Technology LLC), a Massachusetts limited liability company (“Recro” or “Purchaser”), amends that certain Asset Transfer and License Agreement, dated as of April 10, 2015 and amended on December 23, 2015, by and among the parties hereto (as so amended, the “Agreement”).

RECITALS:

WHEREAS, the Agreement was originally entered into between APIL and DV Technology LLC;

WHEREAS, DV Technology LLC was subsequently merged with and into Recro, and Recro assumed the rights and obligations of DV Technology LLC as “Purchaser” under the Agreement;

WHEREAS, pursuant to the Agreement, Purchaser is obligated to pay to APIL the Earn-Out Consideration set forth in Exhibit D to the Agreement, which Earn-Out Consideration was initially set forth in Exhibit E to that certain Purchase and Sale Agreement, dated as of March 7, 2015, and amended on December 8, 2016, by and among Purchaser (as successor to Recro Pharma LLC), Recro Pharma, Inc., APIL, Alkermes US Holdings, Inc. (as successor in interest to Eagle Holdings USA, Inc.) and Daravita Limited (the “P&S Agreement”);

WHEREAS, on or prior to the date hereof, the P&S Agreement was amended to modify certain terms of the Earn-Out Consideration set forth in Exhibit E thereto (such amendment, the “P&S Amendment”); and

WHEREAS, pursuant to Section 4.2(ii) of the P&S Amendment and Section 11 of the Agreement, APIL and Recro now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Defined Terms. Capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to them in the Agreement.

ARTICLE II

AMENDMENT

2.1    Exhibit D. Section 2.1(a) of Exhibit D is hereby deleted in its entirety and replaced with the following:

“(a)    Development Milestone Earn-Out Consideration.

(i)    The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

        (A)    Within thirty (30) calendar days following December 20, 2018, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00) and within thirty (30) calendar days following March 24, 2019, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00); and (B) the following amounts:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
Approval of an NDA for the first Earn-Out Product (the “First Approval”)	$5,000,000.00
First anniversary of the First Approval	$6,429,000.00
Second anniversary of the First Approval	$6,429,000.00
Third anniversary of the First Approval	$6,429,000.00
Fourth anniversary of the First Approval	$6,429,000.00
Fifth anniversary of the First Approval	$6,429,000.00
Sixth anniversary of the First Approval	$6,429,000.00
Seventh anniversary of the First Approval	$6,429,000.00

(ii)    Purchaser shall notify and pay to APIL (A) the Development Milestone Earn-Out Consideration payable upon the First Approval within one hundred eighty (180) calendar days following the occurrence of the First Approval and (B) each Development Milestone Earn-Out Consideration payment other than the First Approval payment within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each payment made pursuant to Section 2.1(a) of this Exhibit D shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.”

ARTICLE III

GENERAL

3.1    Integration; Modification. Except as amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the provisions of the Agreement and those of this Second Amendment, this Second Amendment shall control. This Second Amendment, together with the Agreement, represent the entire agreement between the parties regarding the subject matter hereof. No amendment or modification of the terms and conditions of this Second Amendment shall be binding on either party hereto unless reduced to a writing referencing this Second Amendment and signed by an authorized representative of the party(ies) to be bound.

3.2    Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles, statutory provisions or other rules of choice of law that would require the application of the laws of a different state or country.

3.3    Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which taken together shall constitute one agreement binding on both parties. Signatures provided by facsimile transmission or in PDF or similar digital image format sent by electronic mail shall be deemed to be original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Second Amendment as of the date first set forth above.

ALKERMES PHARMA IRELAND LIMITED

By	/s/ Richie Paul
Name: Richie Paul
Title: Director

RECRO GAINESVILLE LLC

By	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Treasurer

[Signature Page to Second Amendment to Asset Transfer and License Agreement]